SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          ONELIFE HEALTH PRODUCTS INC.
             (Exact name of registrant as specified in its charter)


        Nevada                                             98-0495144
(State of incorporation)                     (I.R.S. Employer Identification No)


             999 - 3rd Avenue, Suite 3800, Seattle, Washington 98104
                              Phone: (206) 224-7975
          (Address of principal executive offices, including zip code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities  Act  registration  statement file number to which this form relates:
333-140447

     Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:
                         Common Stock, $.001 par value

The Commission is respectfully requested to send copies of all notices, orders and communications to:

                            The O'Neal Law Firm, P.C.
                            14835 East Shea Boulevard
                               Suite 103, PMB 494
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (480) 816-9241 (fax)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the common stock, $.001 par value per share (the "Common Stock'), of Onelife Health Products Inc. (the "Company"), a Nevada corporation.

A description of the Common Stock is contained in the Registration Statement Amendment No 5 on Form SB-2 as originally filed with the Securities and Exchange Commission on May 30, 2007, Registration Statement File No. 333-140447. Such description is incorporated herein by reference. As of the filing of this Registration Statement, the Registrant had 6,000,000 shares outstanding.

ITEM 2. EXHIBITS.

 Exhibit No.                            Description
 -----------                            -----------

     1. Registration Statement on Form SB-2 A-5 (SEC File No. 333-140447) as originally filed with the SEC on May 30, 2007 incorporated herein by reference thereto.

     2. Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Form SB-2, filed with the SEC on February 5, 2007.

     3. Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Form SB-2, filed with the SEC on February 5, 2007.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                   ONELIFE HEALTH PRODUCTS INC.


Date: August 2, 2007               By: /s/  Dan McFarland
                                      -------------------------
                                   Name:  Dan McFarland
                                   Title: President